Exhibit 23.1







     Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated August 3, 2001, except for the eighth paragraph of Note 8, which is as of September 5, 2001 relating to the financial statements and the financial statement schedule, which appears in Pro-Fac Cooperative Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
    -----------------------------------
    PricewaterhouseCoopers LLP

    Rochester, New York
    October 5, 2001